UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):February 7, 2023

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-17325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1000, #181, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐  Indicate by check mark whether the registrant is an Emerging growth company

Item 8.01Other Events

1.Block 2 of the Nigeria Sao Tome and Principe Joint Development Zone (“JDZ”)

2.ERHC and the two other companies (“Contractor Parties”) with working interests in the Block are working on a Joint Operating Agreement (“JOA”).

3.The JOA is an agreement that will, among other things, guide the relationship between the Contractor Parties in the operation of JDZ Block 2.

4.The JOA is pursuant to the Production Sharing Contract between the three Contractor Parties and the Joint Development Authority (“JDA”) on the Block.  The JDA is the administrative authority of the JDZ.

5.JDZ Blocks 3 and 4

6.ERHC has been in discussion with the JDA on the introduction of new contractor parties to take up the balance of working interests not accruing to ERHC on the Block and which became available following the end of the initial exploration campaign on the Blocks.  That initial exploration campaign involved the drilling of one well in Block 3 and three wells in Block 4.

7.ERHC’s Sao Tome and Principe Exclusive Economic Zone (“EEZ”) interests

8.ERHC continues to work on the issues and fallouts of dispute resolution, including multi-jurisdictional litigation and arbitration on EEZ Block 4 as well as legacy tax claims on EEZ Block 11.  The costs associated with protecting ERHC’s interests in dispute resolution have had a significant adverse impact on ERHC’s finances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated :02/07/2023	By:	/s/ Linda Uwams
		Name:	Linda Uwams
		Title:	Counsel